                                                                     EXHIBIT 3.1



                          SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           PEROT SYSTEMS CORPORATION

         Perot Systems Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the Corporation is Perot Systems Corporation. Perot Systems Corporation was originally incorporated under the same name, and the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 19, 1995.

         2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

         3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE I

         The name of the Corporation is Perot Systems Corporation.

                                   ARTICLE II

         The name of the Corporation's registered agent and the address of its registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19805.

                                  ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV


         A. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 229,000,000 shares, consisting of:

                 (i) 200,000,000 shares of Class A Common Stock, par value $0.01 per share;

                 (ii) 24,000,000 shares of Class B Common Stock, par value $0.01 per share; and

                 (iii) 5,000,000 shares of Preferred Stock, par value $0.01 per share.

         B.      Class B Common Stock.

         (i) Shares of Class B Common Stock will have no voting rights, except to the extent that the Delaware General Corporation Law requires a vote of the Class B Common Stock with respect to an amendment to the Certificate of Incorporation that would increase or decrease the par value of the Class B Common Stock or alter or change the powers, preferences or special rights of shares of Class B Common Stock so as to affect them materially and adversely. No authorization or issuance of any capital stock of the Corporation will be considered to alter or change the powers, preferences or special rights of shares of Class B Common Stock. The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares of Class B Common Stock then outstanding or reserved for issuance pursuant to outstanding options, warrants or similar rights) by the affirmative vote of the holders of a majority of the voting stock of the Corporation, voting as a single class, without any vote by holders of the Class B Common Stock.

         (ii)    (a)      Each share of Class B Common Stock shall be
convertible, on a share for share basis, at the option of the holder thereof, into a fully paid and nonassessable share of Class A Common Stock upon satisfaction of the terms of Section 1(b) below for the purpose of the transfer, sale or other disposition thereof (a "sale") to a third party purchaser that is not an "affiliate" (as defined in Rule 144(a)(1) under the Securities Act of 1933, as amended) of the holder thereof (a "Third Party") if such sale is made (a) in a widely dispersed public offering of the Class A Common Stock; (b) to a Third Party that, prior to such sale, controls more than 50% of the then outstanding voting securities (as defined in the Bank Holding Company Act of 1956, as amended, or in Regulation Y of the Board of Governors of the Federal Reserve System) of the Corporation; (c) to a Third Party that, after such sale, is the beneficial owner (directly or indirectly) of not more than two percent (2%) of the outstanding voting stock of the Corporation having power to elect directors; (d) in a transaction that complies with Rule 144 (or any successor thereto) under the Securities Act of 1933, as amended; or (e) by Swiss Bank Corporation or its affiliates in a transaction approved in advance by the Board of Governors of the Federal Reserve System as being in compliance with the requirements of the Bank Holding Company Act of 1956, as amended, and any rules and regulations or interpretations promulgated by the Board of Governors of the Federal Reserve System pursuant thereto (each, a "Qualifying Sale").

                 (b) The conversion of Class B Common Stock into Class A Common Stock for the purpose of making a Qualifying Sale will be effective only after receipt by the Corporation of a certificate, executed by the holder of the Class B Common Stock that is the subject of the sale, stating that the proposed sale is a Qualifying Sale.

                 (c) As promptly as practicable after receipt by the Corporation of the certificate referred to in Section B (ii)(b) and delivery to the Corporation of the certificate or certificates evidencing any shares so converted, duly endorsed for transfer, the Corporation shall issue and deliver to the Third Party (or, if necessary for purposes of effecting the Qualifying

Sale, to the holder of the shares to be converted) a certificate or certificates for the number of shares of Class A Common Stock that are the subject of the Qualifying Sale. If only a portion of the shares of Class B Common Stock represented by a certificate are transferred in a Qualifying Sale, the Corporation shall issue and deliver to the holder of such Class B Common Stock a new certificate representing the Class B Common Stock retained by such holder.

                 (d) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Class A Common Stock, solely for the purpose of effecting the conversion of the Class B Common Stock, the number of shares of Class A Common Stock deliverable upon the conversion of all Class B Common Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Delaware, increase the authorized amount of its Class A Common Stock if at any time the authorized number of shares of its Class A Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Class B Common Stock at the time outstanding.

         C. Required Vote. Any amendment to the Certificate of Incorporation, merger or consolidation, sale, lease or exchange of all or substantially all of the Corporation's property and assets or voluntary dissolution of the Corporation that (in any such case) requires approval by the Corporation's stockholders under Delaware law must be approved by the affirmative vote of the holders of at least 66-2/3% of the outstanding stock of the Corporation entitled to vote thereon, and at least 66-2/3% of the outstanding stock of each class entitled to vote thereon as a class.

         D. Preferred Stock. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of the Preferred Stock in one or more series, each with such voting powers, full or limited, or without voting powers, and with such designations, preference and relative participating, conversion, optional or other rights, and such qualifications, limitation or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated in this Certificate of Incorporation, or any amendments thereto, including (but without limiting the generality of the foregoing) the following:

         (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

         (ii) The dividend rate or rates on the shares of such series and the relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of preferred stock, the terms and conditions upon which and the period in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

         (iii) Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, and whether redeemable at the option of the holder or the Corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

         (iv) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or for any other series over such series), upon the voluntary or involuntary liquidation, dissolution, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

         (v) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, whether and upon what conditions such fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporation purposes and the terms and provisions relative to the operation thereof.

         (vi) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock of the Corporation, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

         (vii) The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the Corporation in case of dividend arrearages or other specified events, or upon other matters.

         (viii) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

         (ix) Any other preferences, privileges and powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

                                   ARTICLE V

         In furtherance and not limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to alter, amend or repeal the bylaws of the Corporation or to adopt new bylaws.


                                   ARTICLE VI

         Except as otherwise provided in the resolutions of the Board of Directors designating any series of Preferred Stock or otherwise authorized by the Board of Directors, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing by any such stockholders.

         Subject to the rights of holders of any class or series of Preferred Stock, special meetings of stockholders may be called only by the Chairman of the Board or President of the Corporation or by the Chairman of the Board, President or the Secretary at the request in writing of a majority of the Board of Directors. Stockholders of the Corporation are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders unless authorized by the Board of Directors. The business permitted at any special meeting of stockholders shall be limited to the business brought before the meeting by or at the direction of the Board of Directors.

                                  ARTICLE VII

         Subject to the rights of holders of any class or series of Preferred Stock, nominations for the election of directors, and business proposed to be brought before an annual meeting of stockholders may be made only by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any such stockholder may nominate one or more persons for election as directors only at an annual meeting or propose business to be brought before an annual meeting, or both, only if such stockholder has given timely notice in proper written form of his or her intent to make such nomination or nominations or to propose such business. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the date on which such notice of the date of the annual meeting was made or such public disclosure was made, whichever first occurs. To be in proper written form, a stockholder's notice to the Secretary shall set forth:

                 A. the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

                 B. a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

                 C. if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

                 D. such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors, and such other information about the nominee as the Board of Directors deems appropriate, including, without limitation, the nominee's age, business and residence addresses, principal occupation and the class and number of shares of Common Stock beneficially owned by the nominee, or such other information about the business to be proposed and about the stockholder making such business proposal before the annual meeting as the Board of Directors deems appropriate, including, without limitation, the class and number of shares of Common Stock beneficially owned by such stockholder; and

                 E. if applicable, the consent of each nominee to serve as director of the Corporation if so elected.

         The chairman of the meeting may refuse to acknowledge the nomination of any person or any proposal to transact any business not made in compliance with the foregoing procedure.

                                  ARTICLE VIII

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the filing of this Second Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

         A. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article IX or otherwise.

         B.      Right of Indemnitee to Bring Suit.  If a claim under paragraph
(A) of this Article IX is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article IX or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.

         C. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         E. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX or as otherwise permitted under the Delaware General Corporation Law with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by Peter A. Altabef, its authorized officer this 15th day of September, 1998.


                                       /s/ PETER A. ALTABEF
                                       ----------------------------------------
                                       Peter A. Altabef
                                       Secretary